Exhibit 99.3

FREQUENTLY ASKED QUESTIONS

Prepared as of June 8, 2006

1.	What was the rationale for the merger?

This is an exciting opportunity that brings together two companies that focus on developing therapies for central nervous system (CNS) diseases and disorders. The merger allows the companies to retain their strategic focus and to unite two strong and complementary CNS drug pipelines. We believe the merger sets the stage to create a premier CNS biopharmaceutical company. The combined pipeline of eight compounds in or about to enter the clinic, focuses on the large and underserved markets of migraine, chronic pain and Alzheimer’s disease (AD). In particular, the six compounds in the AD pipeline represent an exceptional opportunity to address patient and caregiver needs in multiple segments of the AD market. The merger also adds a significant discovery capability that is expected to fuel ongoing product development and, finally, the necessary resources to advance the pipeline of product candidates toward commercialization.

2.	Why did Axonyx pursue a transaction with TorreyPines Therapeutics?

This transaction with TorreyPines meets Axonyx’s objective of growing and strengthening the company in the area of CNS. It brings together two companies with strong and complementary CNS drug portfolios. The combined pipeline has multiple and complementary clinical programs underway in Alzheimer’s disease and broadens the portfolio to include product candidates in migraine and chronic pain. Axonyx will also benefit from a strong infrastructure and leadership that will help to aggressively progress our product candidates in the clinic.

3.	Please provide some history of TorreyPines Therapeutics.

TorreyPines was founded in April, 2000 as Neurogenetics. In 2001, the company formed its first alliance with Eisai focusing on the discovery of genes responsible for late onset Alzheimer’s disease. Subsequently, TorreyPines formed two additional discovery alliances with Eisai in the area of Alzheimer’s disease. As testimony to the strength and quality of TorreyPines’ research, Eisai has funded discovery programs at TorreyPines continually since 2001. The company’s pain compounds were licensed from Eli Lilly and its lead Alzheimer’s disease compounds from Life Science Research Israel in 2003 and 2004, respectively. The current management team, all experienced in CNS drug development, has been together since January 2004. TorreyPines’ initial investors were Advent, Alta and GIMV. Subsequent rounds of financing included all insiders as well as investors from Novartis, S.R. One, Eisai, J&J Development Corp., NIF and Sorrento. In 2005 Neurogenetics changed its name to TorreyPines Therapeutics.

4.	What will be the name and expected ticker symbol of the merged company?

The combined company will be called TorreyPines Therapeutics and intends to trade under the ticker symbol TPTX.

5.	What will the new management team look like?

The new management team retains all the experienced CNS drug developers from TorreyPines. The Axonyx management team will be available throughout the transition.

Neil Kurtz, M.D., currently President and Chief Executive Officer of

TorreyPines will become President and Chief Executive Officer of the combined company. Evelyn Graham, currently Vice President, Corporate Development of TorreyPines will become Chief Operating Officer of the combined company; and Craig Johnson, currently Chief Financial Officer, Dr. Michael Murphy, currently Chief Medical Officer and Dr. Steven Wagner, current Chief Scientific Officer of TorreyPines will retain their respective positions at the combined entity.

Dr. Neil Kurtz, President and Chief Executive Officer

Dr. Kurtz is an accomplished clinician with more than 25 years of global executive management experience in pharmaceutical and healthcare provider companies. Prior to joining TorreyPines, Dr. Kurtz co-founded Worldwide Clinical Trials, a contract research organization, where he held the positions of President and Chief Executive Officer until its acquisition by UnitedHealth Group (UHG) in September 1999. After the acquisition, Dr. Kurtz became President of Ingenix Pharmaceutical Services, a division of UHG, and also served as a member of the UHG Executive Board until joining TorreyPines Therapeutics. Dr. Kurtz’s career includes senior positions with Boots Pharmaceuticals, Bayer Corporation, Bristol-Myers Squibb Company and Merck. Over the course of his career, Dr. Kurtz played instrumental roles in numerous New Drug Applications (NDA) submissions and successfully brought multiple pharmaceuticals to market, including the anti-obesity drug Meridia® Pepcid® for pain related to stomach ulcers; and the anti-anxiety therapy BuSpar®.

Evelyn Graham, Chief Operating Officer

Prior to joining TorreyPines, Ms. Graham was Executive Director, Development Operations at Purdue Pharma. In this capacity, she managed global operations supporting a portfolio of marketed and early to late-stage pain compounds. Ms. Graham has 19 years of development experience and a proven track record of establishing and running development operations for pharmaceutical and contract research organizations. Ms. Graham was Senior Vice President of Business Development at Ingenix Pharmaceutical Services, a division of UnitedHealth Group (UHG), and Vice President of Clinical Operations at Worldwide Clinical Trials, prior to its acquisition by UHG. Her pharmaceutical experience includes positions in operations management, healthcare utilization, and organizational planning at Bayer Corporation and Wyeth Pharmaceuticals (formerly Ayerst Laboratories).

Craig Johnson, Chief Financial Officer

Mr. Johnson has served as a senior financial executive in the biotech industry for more than 10 years. Prior to joining TorreyPines, he was Chief Financial Officer and Senior Vice President of Operations at MitoKor and previously held financial management positions at several early-stage technology companies. A Certified Public Account, Mr. Johnson began his career working for the accounting firm Price Waterhouse LLP.

Dr. Michael Murphy, Chief Medical Officer

Prior to joining TorreyPines in 2004, Dr. Murphy was Chief Medical and Scientific Officer for Ingenix Pharmaceutical Services, a division of UnitedHealth Group (UHG), and he also served as liaison with other UHG business units in matters of clinical trial design, regulatory activities and other programs of research. Prior to its acquisition by UHG, Dr. Murphy was Vice President of Scientific Affairs at Worldwide Clinical Trials. Previously, he served as Senior Vice President, Worldwide Clinical Research at Cephalon, Inc., and Vice President, Scientific and Professional Affairs, Neuroscience-Strategic Business Unit, at Hoechst-Roussel Pharmaceuticals.

Dr. Steven Wagner, Chief Scientific Officer

Dr. Wagner co-founded TorreyPines, then named Neurogenetics, in 2000 as its Chief Scientific Officer. Prior to that time, Dr. Wagner was the Director of Protein Biochemistry at SIBIA Neurosciences. He served as the program head of SIBIA’s Alzheimer’s disease drug discovery collaboration with Bristol-Myers Squibb (BMS). This collaboration resulted in the first gamma-secretase inhibitor for Alzheimer’s disease to reach the clinic. Dr. Wagner was a member of SIBIA’s Strategic Planning and Drug Discovery Steering Committees and a member of the Joint Steering Committee between SIBIA and BMS. Dr. Wagner is an inventor on numerous patents and patent applications and has published over 50 chapters and research papers in the top scientific journals. Prior to leading SIBIA’s Alzheimer’s disease drug discovery efforts, Dr. Wagner was a Research Associate Professor in the

Department of Microbiology and Molecular Genetics at the University of California at Irvine where he co-authored the initial purification and identification of the human amyloid precursor protein.

6.	What will be the composition of the Board?

The combined company’s Board of Directors will consist of five current TorreyPines directors and three current Axonyx directors.

7.	Please describe the combined company’s pipeline.

The combined pipeline of eight compounds is robust. It contains six compounds targeting AD – an exceptionally deep portfolio of AD product candidates. The two pain compounds, initially targeted as treatment for migraine, diversify the portfolio and represent the earliest commercialization opportunity for the new company. Product candidates in, or nearing, clinical development are:

Tezampanel: TorreyPines’ lead product candidate is a novel, parenteral compound for the treatment of chronic pain. Tezampanel is an AMPA/kainate (AK) receptor antagonist, offering a non-opioid, non-vascular approach to the management of migraine and other chronic pain states and represents a potentially promising alternative to current treatments. Two Phase I trials and five Phase IIa trials have been completed with tezampanel and TorreyPines plans to move forward with a Phase IIb clinical trial for the treatment of migraine.

NGX426: TorreyPines’ follow-on compound for chronic pain, NGX426, is an oral prodrug of tezampanel. TorreyPines plans to file an Investigational New Drug (IND) application for NGX426 with the U.S. Food and Drug Administration. Both NGX426 and tezampanel may effectively relieve severe and chronic pain through a novel mechanism that should not impart the side effects and risks associated with currently available migraine and other pain treatments.

NGX267: TorreyPines’ lead Alzheimer’s disease product is a muscarinic or M1 receptor agonist. The M1 receptor plays an important role in memory and cognitive processing. Its activation has also been linked to a decrease in A(42 production, a peptide that is involved in the creation of the amyloid plaques that are the hallmarks of Alzheimer’s disease. NGX267 has completed a Phase I single dose study in healthy males and a second single dose study in healthy elderly volunteers. TorreyPines plans to initiate a multiple dose Phase 1 safety study.

Phenserine: Axonyx’s lead compound for Alzheimer’s disease, Phenserine has a dual mechanism of action: acetylcholinesterase inhibition and the lowering of Beta-amyloid. Acetylcholinesterase is an enzyme active in the nerve synapse that degrades the neurotransmitter acetylcholine in the brain and other tissues of the body. Phenserine’s dual mechanism of action suggests that it has the potential to improve memory and cognition as well as slow disease progression. Phenserine was evaluated in a Phase III trial where it did not demonstrate a statistically significant benefit over placebo. Phenserine has been licensed to Daewoong for commercialization in South Korea and Axonyx is seeking strategic partners for Phenserine in other markets.

Posiphen™: Axonyx’s follow-on compound is a positive isomer of Phenserine that appears to decrease the formation of the beta-amyloid. Posiphen’s mechanism of action is potentially through RNA translational inhibition as well as beta secretase inhibition. Posiphen is in Phase I development.

There are three preclinical candidates in the pipeline: two TorreyPines compounds, targeted for the treatment of Alzheimer’s disease are a follow-on M1 agonist, NGX292, and NGX555, a gamma-secretase modulator discovered by TorreyPines; and Axonyx’s butyrylcholinesterase inhibitor Bisnorcymserine (BNC) for the potential symptomatic treatment of severe Alzheimer’s disease..

8.	Will you be rationalizing the portfolio?

Upon closing, management will evaluate the portfolio, confirm the best development opportunities, and establish corporate priorities with the goal of maintaining a reasonable cash burn rate. Initially, our focus will be on our migraine and chronic pain compounds and, within our Alzheimer’s disease franchise, we plan to continue development of Posiphen™ and NGX267; and to seek licensing opportunities for Phenserine.

9.	How many employees does TorreyPines Therapeutics currently have? How many employees at Axonyx?

TorreyPines currently has 46 full-time employees. Axonyx’s staff consists of six full-time employees.

10.	Where will the company be headquartered?

The combined company will be headquartered in San Diego, California

11.	What is the strategy of the combined company going forward?

The company will remain focused in the area of CNS diseases and disorders. After conducting an in-depth portfolio review, we intend to advance our priority compounds efficiently and cost-effectively. However, we recognize that we will need partners to fully maximize the value of our portfolio. TorreyPines has a strong track record of corporate partnerships and we will continue to pursue partnership opportunities as we move our product candidates forward. At this time, we plan to develop our compounds through early proof of concept and then seek corporate partnerships where we retain significant value. In addition, the company will explore opportunities to expand its CNS pipeline.

12.	Will any of either company’s existing collaborations be affected?

All current collaborations will remain intact.

13.	When will TorreyPines Therapeutics and Axonyx begin operating as a combined company?

The transaction is subject to certain customary conditions and is expected to close during the fourth quarter of 2006.

14.	What milestones should we expect to occur during the next 12-months?

The companies anticipate several key milestones related to their product candidates during the next 12 months. Among these include the following:

•	TorreyPines’ lead compound, tezampanel, is expected to enter a Phase IIb clinical trial for the treatment of migraine
•	TorreyPines expects to file an Investigational New Drug (IND) application and then begin a Phase I trial for NGX426, the company’s follow-on compound for chronic pain
•	Axonyx will complete its ongoing Phase I trials with Posiphen( for the treatment of Alzheimer’s disease progression
•

Data will become available from TorreyPines’ Phase I single dose study evaluating NGX267, the company’s lead Alzheimer’s disease product candidate, in healthy elderly volunteers – a population reflecting the age of the primary Alzheimer’s disease population

•	TorreyPines plans to initiate a multiple dose Phase I safety study with NGX267
•	Axonyx to begin a Phase I clinical trial with BNC, its highly selective butyrylcholinesterase inhibitor for the treatment of severe Alzheimer’s disease

15.	When will you file the proxy?

Axonyx intends to file the registration statement/joint proxy statement regarding the merger and related matters as soon as practical.

16.	When will the special shareholder meeting be held?

Axonyx plans to hold its shareholder meeting as soon as possible upon regulatory review of the registration statement/joint proxy statement once it is filed. It is anticipated to be toward the end of the third quarter/beginning of fourth quarter of this year.

Additional Information about the Merger and Where to Find It

In connection with the Merger, Axonyx and TorreyPines Therapeutics intend to file relevant materials with the Securities and Exchange Commission (SEC), including a registration statement on Form S-4 that will contain a prospectus and a joint proxy statement. Investors and security holders of Axonyx and TorreyPines Therapeutics are urged to read these materials when they become available because they will contain important information about Axonyx, TorreyPines Therapeutics and the merger. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Axonyx with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Axonyx by directing a written request to: Axonyx, 500 Seventh Avenue, 10th Floor, New York, NY 10018, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Axonyx and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Axonyx in connection with the merger. Information about those executive officers and directors of Axonyx and their ownership of Axonyx’ss common stock is set forth in Axonyx’ss Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC. Investors and security holders may obtain additional information regarding the direct and indirect interests of Axonyx and its executive officers and directors in the merger by reading the proxy statement and prospectus regarding the merger when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Safe Harbor

This document contains forward-looking statements or predictions, including statements regarding the potential closing of the proposed merger between Axonyx and TorreyPines Therapeutics, the trading of the combined company’s stock on the NASDAQ Stock Market, the amount of cash expected to be held by the combined company at closing, the timing for anticipated occurrence of key milestones related to each company’s product candidates, the characteristics and possible uses of the product candidates of each of Axonyx and TorreyPines Therapeutics, the expected advantages of combining Axonyx and TorreyPines Therapeutics, and the expected timing of closing of the merger. Actual results may differ materially from the above forward-looking statements due to a number of important factors, including the possibility that the proposed transaction with TorreyPines Therapeutics may not ultimately close for any of a number of reasons, including, but not limited to, Axonyx not obtaining shareholder approval of the issuance of shares and warrants in the merger, the change in control resulting from the merger or the reverse split of Axonyx common stock; TorreyPines Therapeutics not obtaining shareholder approval of the merger, the possibility that NASDAQ will not approve the listing of the combined company’s shares for trading on the NASDAQ Stock Market or that the combined company will not be able to meet the continued listing requirements after the closing of the merger; that Axonyx and TorreyPines Therapeutics will forego business opportunities while the merger is pending; that prior to the closing of the proposed transaction, the businesses of the companies, including the retention of key employees, may suffer due to uncertainty; and even in the event the transaction is completed, that combining Axonyx and TorreyPines Therapeutics may not result in a stronger company, that the technologies and clinical programs of the two companies may not be compatible and that the parties may be unable to successfully execute their integration strategies or realize the expected benefits of the merger.

This document may contain forward-looking statements or predictions. These statements represent our judgment to date, and are subject to risks and uncertainties that could materially affect the Company, including those risks and uncertainties described in the documents Axonyx files from time to time with the SEC, specifically Axonyx’s annual report on Form 10-K. Specifically, with respect to our drug candidates Phenserine, Posiphen™ and BisNorCymserine, Axonyx cannot assure that: any preclinical studies or clinical trials, whether ongoing or conducted in the future, will prove successful, and if successful, that the results can be replicated; safety and efficacy profiles of any of its drug candidates will be established, or if established, will remain the same, be better or worse in future clinical trials, if any; pre-clinical results related to cognition and the regulation of beta-APP will be substantiated by ongoing or future clinical trials, if any, or that any of its drug candidates will be able to improve the signs or symptoms of their respective clinical indication or slow the progression of Alzheimer’s disease; any of its drug candidates will support an NDA filing, will be approved by the FDA or its equivalent, or if approved, will prove competitive in the market; or that Axonyx will have or obtain the necessary financing to support its drug development programs. Axonyx cannot assure that it will be successful with respect to identifying a (sub-) licensing partner for any of its compounds. Axonyx undertakes no obligation to publicly release the result of any revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.